CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporatiuon of our report dated March 30, 1998 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-39511 and 333-05101) and Form S-8 (File Nos. 333-22671 and 333-21689)


                                  /s/ Arthur Andersen LLP
                                  -----------------------
                                  Arthur Andersen LLP

New York, New York
March 30, 1998